[Sutherland Asbill & Brennan LLP Letterhead]


                                            May 1, 2000

VIA EDGARLINK

Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604

                    Re: National Variable Annuity Account II
                        Registration Statement on Form N-4
                        File No. 333-19583

Ladies and Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 6 to the registration statement on Form N-4 for National Variable Annuity Account II (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP

                                                By: /s/ STEPHEN E. ROTH
                                                   -------------------------
                                                      Stephen E. Roth